                                                            Amended and Restated
                                                Effective as of January 16, 2002

                           BOLT TECHNOLOGY CORPORATION

                                     BYLAWS

                            ARTICLE I: IDENTIFICATION
                            -------------------------

                  Section 1.  Name.  The name of the Corporation is Bolt
                  ----------------
Technology Corporation (the "Corporation").

                  Section 2.  Seal.  Upon the seal of the Corporation shall
                  ----------------
appear the name of the Corporation and the state and year of incorporation, and the words "Corporate Seal".

                  Section 3. Offices. The principal office of the Corporation
                  ------------------
shall be located in Norwalk, Connecticut. The Corporation may also have other offices at such other places, either within or without the State of Connecticut, as the Board of Directors may determine or as the activities of the Corporation may require.

                      ARTICLE II: MEETINGS OF STOCKHOLDERS
                      ------------------------------------

                  Section 1. Place of Meetings. Meetings of the stockholders of
                  ----------------------------
the Corporation shall be held at the principal office of the Corporation, or at such other place, either within or without the State of Connecticut, as may be fixed by the Board of Directors, the Chairman of the Board, if any, or the President of the Corporation and stated in the notice of meeting or in a duly executed waiver of notice thereof.

                  Section 2. Annual Meeting. An annual meeting of the
                  -------------------------
stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held each year on such date in the first six months of the Corporation's fiscal year as shall be designated by the Board of Directors, the Chairman of the Board, if any, or the President of the Corporation, or in the absence of such designation, on the next succeeding business day, or on such other date following the first six months of the fiscal year as shall be fixed by the Board of Directors. A description of the purposes for which the meeting is called need not be included in the notice of the meeting unless required by the Certificate of Incorporation or by law.

                  Section 3. Special Meetings. Special meetings of the
                  ---------------------------
stockholders shall be held on call of the Board of Directors, the Chairman of the Board or the President of the Corporation or by the stockholders in accordance with Section 33-696 of the Connecticut Business Corporation Act, as amended from time to time ("the "Act"), or any successor statute. Only business within the purpose or purposes described in the meeting notice may be conducted at a special stockholders' meeting.

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                  Section 4. Attendance by Chairman and Secretary. Each meeting
                  -----------------------------------------------
of the stockholders shall be presided over by the Chairman of the Board, or in case of the Chairman's absence or inability to act, such person as may be designated by the stockholders at the meeting shall perform the duties of the Chairman at the meeting. The Secretary of the Corporation shall attend and act as secretary of, each meeting of stockholders, or in the case of the Secretary's absence or inability to act, such person as may be designated by the Chairman of the Board, or acting Chairman as the case may be, shall perform the duties of the Secretary at the meeting; or, in the absence of such chairman or if there shall be no such designation, the stockholders may choose a person to perform the duties of the secretary at the meeting.

                  Section 5. Notice Of Meetings. Written notice of each meeting
                  -----------------------------
of stockholders, stating the place, date and time of the meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days prior to each meeting, to each shareholder of record entitled to vote at such meeting. Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by telephone, confirmed facsimile transmission or other electronic means, or by mail or private carrier. Written notice is effective (a) upon deposit in the United States mail, as evidenced by the postmark, if mailed and correctly addressed to the shareholder's address as shown in the Corporation's current record of stockholders, or (b) when transmitted by facsimile or other electronic means, if transmitted to the shareholder in the manner authorized by the shareholder for purposes of electronic or facsimile transmissions, as the case may be, or (c) when received if sent by private carrier.

                  Section 6. Waiver Of Notice. Notice of any stockholders
                  ----------------------------
meeting may be waived in writing by any shareholder, either before or after the time stated therein. The waiver must be signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting (a) waives objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to the consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

                  Section 7. Record Date. For the purpose of determining
                  ----------------------
stockholders entitled to notice of, or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any distribution, or for any other proper purpose, the Board of Directors may by resolution fix a record date which shall be a date not earlier than the date on which such action is taken by the Board of Directors, nor more than seventy (70) days immediately preceding the date on which the particular event requiring such determination of stockholders is to occur.

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                  If no record date is fixed for the determination of
stockholders entitled to notice of or to vote at a meeting or of stockholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution is adopted, as the case may be, shall be the record date for such determination of stockholders.

                  Section 8.  Voting List. After fixing a record date for a
                  -----------------------
meeting, the Corporation shall prepare an alphabetical list of the names of all its stockholders who are entitled to notice of a stockholders' meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, where applicable, and show the address of and number of shares held by each shareholder. The stockholders' list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney is entitled on written demand to inspect and, subject to
Section 33-946(c) of the Act, to copy the list during regular business hours at such shareholder's expense. The Corporation shall make the stockholders' list available at the meeting, and any shareholder, his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

                  Section 9.  Quorum, Voting. Each shareholder shall have one
                  --------------------------
vote per share on each matter voted on at a stockholders meeting, which vote may be cast by the shareholder in person or by proxy. At any meeting of the stockholders, unless otherwise required by law or the Certificate of Incorporation, the presence of a majority of the votes entitled to be cast by the applicable voting group or groups on the matter constitutes a quorum for action on that matter. When a quorum exists, action on the matter, other than an election of directors, by a voting group is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Certificate of Incorporation. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                  Section 10. Proxies. A shareholder or his agent or
                  -------------------
attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission of the appointment. An electronic transmission must contain or be accompanied by confirmation from which one can determine that the shareholder, the shareholder's agent or the shareholder's attorney-in-fact authorized the electronic transmission. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. A photographic or similar reproduction of an appointment, or a telegram, cablegram, facsimile transmission, wireless or similar transmission of an appointment received by such person shall be sufficient to effect such appointment. An appointment is valid for eleven months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

                  Section 11. Action Without A Meeting.  Any action required or
                  ------------------------------------
permitted to be taken at a meeting of the stockholders may be taken without a meeting (a) by one or more

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consents in writing, setting forth the action so taken or to be taken, bearing the date of signature and signed by all of the stockholders who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys; or (b) if the Certificate of Incorporation so provides, by one or more consents in writing, bearing the date of signature and setting forth the action to be taken, signed by stockholders holding such designated proportion, not less than a majority, of the voting power of shares, or of the shares of any particular voting group, entitled to vote thereon or to take such action, as may be provided in the Certificate of Incorporation, or their duly authorized attorneys, except that directors may not be elected except by unanimous written consent, or pursuant to a plan of merger. Such consent or consents shall have the same force and effect as a vote of stockholders at a meeting duly held.

                  Section 12. Business Proposed by a Stockholder. (1) At any
                  ----------------------------------------------
annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual or special meeting of stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or the Chairman of the Board, or (iii) in the case of an annual meeting of stockholders, by any stockholder of the Corporation who was a stockholder of the Corporation of record at the time the notice provided for in this Section 12 is delivered to the Secretary of the Corporation and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 12.

                  (2) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the seventieth (70th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is more than twenty (20) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the later of (i) the seventieth (70th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposed to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting with respect to such business, and the reasons for conducting such business at the annual meeting, (b) the name and address of record of the stockholder proposing such business and any other person on whose behalf the proposal is being made, (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder and any other person on whose behalf the proposal is made, (d) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such

                                       -4-

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business, and (e) any material interest of the stockholder and any other person on whose behalf the proposal is made, in such business. In the event the stockholder attempts to bring business before a meeting without complying with the procedures set forth in this Section 12, such business shall not be transacted at such meeting. The Chairman of the Board of Directors shall have the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this
Section 12, to declare that such defective proposal shall be disregarded and that such proposed business shall not be transacted at such meeting.

                           For purposes of these Bylaws, "public announcement"
shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. The content and preparation of any such public announcement shall follow the guidelines set forth in the Amex Company Guide Section 403.

                  (3) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock, if any, to elect directors under specified circumstances.

                         ARTICLE III: BOARD OF DIRECTORS
                         -------------------------------

                  Section 1. General Powers. All corporate powers shall be
                  -------------------------
exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, its Board of Directors, who need not be stockholders, subject to any limitation now or hereafter set forth in the Certificate of Incorporation of the Corporation.

                  Section 2. Number. The number of directors who will constitute
                  -----------------
the entire Board of Directors shall be not less than three nor more than twelve. The number of directorships at any time shall be that number within such minimum and maximum as most recently fixed by resolution of the Board of Directors or, absent such action, shall be that number of directors elected at the preceding annual meeting of stockholders, plus the number, if any, elected since such meeting to fill a vacancy created by an increase in the size of the Board of Directors.

                  Section 3. Election and Term of Office. At each annual meeting
                  --------------------------------------
of stockholders, directors shall be elected to fill the directorships whose terms expire at such meeting. The directors shall be divided into three groups with each group containing approximately the same percentage of the total and with the term of office of one group expiring each year at the annual meeting of stockholders. At each annual meeting of stockholders, directors shall be elected for a term of office to expire at the third succeeding annual meeting of

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stockholders after their election. Each director shall hold office until the expiration of the term for which elected and until such director's respective successor is elected and qualified, subject to such director's earlier death, resignation, disqualification or removal. The Board of Directors shall designate the directors that will be included in each group from time to time, and in furtherance thereof, in the event of any change in the authorized number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such group or groups as shall, so far as possible, equalize the number of directors in each group.

                  Section 4.  Annual Meetings. An annual meeting of the Board of
                  ---------------------------
Directors for the election of officers and such other business as may properly come before the meeting, shall be held immediately after and in the same place as the annual meeting of stockholders, or at such place, date and time to be fixed by the Board of Directors, the Chairman, if any, or the President of the Corporation. In the event such meeting is not held at the time and place so fixed, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

                  Section 5.  Regular Meetings.  Regular meetings of the Board
                  ----------------------------
of Directors may be held with or without written notice of the date, time, place or purpose of the meeting.

                  Section 6.  Special Meetings. Special meetings of the Board of
                  ----------------------------
Directors may be called by any director, the Chairman, if any, or the President of the Corporation on at least two days' notice to each director, given either by mail or private carrier or by telegraph, facsimile transmission or other form of wireless communication or orally, in person or by telephone. Except as may otherwise be required by law, the Certificate of Incorporation or these Bylaws, notice of a special meeting need not include a description of the purpose or purposes of the meeting.

                  Section 7.  Waiver of Notice. A director may waive any notice
                  ---------------------------
required by law, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as hereinafter provided, any such waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

                  A director's attendance at or participation in a meeting waives any required notice to such director of the meeting, unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                  Section 8.  Participation by Conference Telephone or other
                  ----------------------------------------------------------
Means. The Board of Directors may permit any or all directors to participate at
-----
a meeting of the Board of Directors by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting pursuant by this means shall constitute presence in person at such meeting.

                  Section 9.  Quorum; Act of the Board.  A majority of the
                  ------------------------------------
number of directors then in office shall constitute a quorum at any meeting of the Board of Directors, but if less than a

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quorum of directors is present at a meeting of the Board, a majority of the directors present may adjourn the meeting from time to time without further notice. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors, unless a greater number is specifically required by these Bylaws, by the Certificate of Incorporation or by law.

                  A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) such director objects at the beginning of the meeting, or promptly upon such director's arrival, to holding the meeting or transacting business at the meeting; (b) such director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) such director delivers written notice of such director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

                  Section 10. Consent in Writing Without Meeting. Unless the
                  ----------------------------------------------
Certificate of Incorporation or a bylaw provides otherwise, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action shall be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 10 is effective when the last director signs the consent, unless the consent specifies a different effective date. Such consent or consents have the effect of a meeting vote.

                  Section 11. Vacancies. Unless the Certificate of Incorporation
                  ---------------------
provides otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors: (1) the stockholders may fill the vacancy; (2) the Board of Directors may fill the vacancy; or (3) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

                  Section 12. Resignation and Removal. Any director may resign
                  -----------------------------------
or be removed at any time. A director who intends to resign shall deliver written notice thereof to the Board of Directors, the Chairman of the Board, if any, or the President of the Corporation. Such resignation shall become effective immediately unless it specifies a later effective date. Removal of one or more directors, with or without cause, may be effected by the stockholders only at a meeting called for the purpose of considering such removal and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

                  Section 13. Compensation of Directors. The Board of Directors
                  -------------------------------------
may fix the compensation of directors. Directors may be reimbursed for any expenses incurred by them in attendance at any meeting of the Board of Directors or of any of its committees and may be paid

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compensation at a fixed amount per annum or such fees for attendance at each meeting which he attends or both. No payments or reimbursements described herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  Section 14. Committees of the Board. The Board of Directors
                  -----------------------------------
may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of its members shall be approved by a majority of all the directors in office when the action is taken. Any such committee shall have and may exercise the powers of the Board of Directors in the management of the business, property and affairs of the Corporation as shall be provided in these Bylaws or in the resolution of the Board of Directors constituting the committee or otherwise dealing with the scope of its powers. All committees shall keep records of their acts and proceedings and report the same to the Board of Directors as and when required. The provisions of Sections 4 to 9, inclusive, of this Article III relating to meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

                  Notwithstanding the foregoing, a committee shall not be empowered to take any action prohibited by law, including without limitation,
(a) authorizing distributions; (b) approving or proposing to stockholders action which by law requires the approval of stockholders; (c) filling vacancies on the Board of Directors or any committee; (d) amending the Certificate of Incorporation; (e) adopting, amending or repealing these Bylaws; (f) authorizing a reacquisition of shares, except according to a formula or method prescribed by the Board; or (g) authorizing or approving the issuance or sale or contract for the sale of shares.

                  Section 15. Standing Committees. The Corporation shall have
                  -------------------------------
the following standing committees:

                  (A) Audit Committee. The Audit Committee shall be comprised of
                      ---------------
three or more independent directors, as defined in the Amex Company Guide
Section 121A. The Audit Committee shall be responsible for (i) recommending to the Board of Directors, the firm to be appointed by the Corporation as its independent auditors; (ii) consulting with the Corporation's auditors on the plan of audit; (iii) reviewing with the Corporation's auditors the proposed audited consolidated financial statements of the Corporation, and accompanying service plan, if any, and reporting on same to the Board of Directors; and (iv) reviewing with the Corporation's auditors periodically, the adequacy of the Corporation's controls and where necessary, consulting with the Corporation's Chief Financial Officer and other financial personnel regarding same. The Audit Committee shall also be responsible for reviewing all related party transactions to which the Corporation is a party for potential conflicts of interest and making appropriate recommendations to the Board of Directors regarding same. The Corporation must adopt and certify that it has adopted a formal written Audit Committee Charter and that the Audit Committee has reviewed and reassessed the adequacy of the formal written Charter on an annual basis specifying the information set forth in the Amex Company Guide Section 121B(a).

                  Notwithstanding paragraph (A) above, one director who is not independent as defined in the Amex Company Guide Section 121A, and is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the Board of Directors, under exceptional and limited circumstances, determines that membership on this committee by the individual is required by the best interests of the Corporation and its stockholders, and the Board of Directors disclosed, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

                  (B) Executive Compensation Committee. The Executive
                      --------------------------------
Compensation Committee shall be comprised of three or more directors, at least a majority of whom shall not be officers or employees of the Corporation. The Executive Compensation Committee shall be responsible for approving and recommending as necessary to the Board of Directors, the compensation arrangements for key management personnel of the Corporation and the Corporation's subsidiaries and affiliates. The Executive Compensation Committee shall also be responsible for making recommendations to the Board of Directors with respect to the adoption of any incentive compensation, retirement or other similar plans benefiting the directors, officers and other key employees of the Corporation and the Corporation's subsidiaries and affiliates.

                              ARTICLE IV: OFFICERS
                              --------------------

                  Section 1. Election. The officers of the Corporation shall be
                  -------------------
elected at the annual meeting of the Board of Directors. The officers of the Corporation shall include a President, a Secretary and a Treasurer, and when deemed necessary by the Board of Directors, a Chairman, one or more Vice Presidents and such other officers and assistant officers as may be elected. Any two or more offices may be held by the same person.

                  Section 2. Chairman of the Board. The Chairman of the Board of
                  --------------------------------
Directors, when elected, shall preside at all meetings of the stockholders and Board of Directors, discharging the duties incumbent upon a presiding officer. The Chairman shall also perform such other duties and have such other powers as these Bylaws may provide or the Board of Directors may assign from time to time.

                  Section 3. President. The President shall be the chief
                  --------------------
executive officer of the Corporation and in such capacity shall have the general powers and duties of supervision and management of the Corporation, and shall see that all orders and resolutions of the stockholders and Board of Directors are carried into effect. In the absence of the Chairman, the President shall preside at all meetings of the Board of Directors and stockholders. The President shall also perform such other duties and exercise such other powers as these Bylaws may provide or the Board of Directors or Chairman, if any, may assign.

                  Section 4. Vice President. Vice Presidents, when elected,
                  -------------------------
shall have the powers and perform the duties as the Chairman, if any, the President or the Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the Chairman or President, or in case of their absence or inability to act, the

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Vice President, so appointed, shall perform the duties of the Chairman or
President, as applicable, and, when so acting, shall have the powers of, and be subject to all the restrictions upon, such officer.

                  Section 5. Secretary. The Secretary shall attend and shall
                  --------------------
keep true and complete records of the proceedings of the meetings of the stockholders, the Board of Directors and any committees of the Board of Directors and shall file any written consents of the stockholders, the Board of Directors and any committees of the Board of Directors with those records. It shall be the duty of the secretary to be custodian of the records and of the seal of the Corporation. The Secretary shall also attend to the giving of all notices of meetings and shall be the principal officer of the Corporation responsible for authenticating the corporate records. The Secretary shall also perform such other duties as these Bylaws may provide or the Board of Directors or Chairman may assign from time to time.

                  Section 6. Assistant Secretary. If one shall be elected, the
                  ------------------------------
assistant secretary shall have such powers and perform such duties as the Chairman, President, Secretary or the Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the Secretary, or in case of the Secretary's absence or inability to act, the assistant secretary shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the secretary.

                  Section 7. Treasurer. The Treasurer shall keep correct and
                  --------------------
complete records of account showing accurately at all times the financial condition of the Corporation. The Treasurer shall also act as legal custodian of all moneys, notes, securities and other valuables that may from time to time come into the possession of the Corporation, and shall promptly deposit all funds of the Corporation coming into his hands in the bank or other depository designated by the Board of Directors and shall keep this bank account in the name of the Corporation. Whenever requested by the Board of Directors, the Treasurer shall furnish a statement of the financial condition of the Corporation and shall perform such other duties as the Bylaws may provide and as the Board of Directors, Chairman or President may assign.

                  Section 8. Assistant Treasurer. If one shall be elected, the
                  ------------------------------
assistant treasurer shall have such powers and perform such duties as the Chairman, President, Treasurer or Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the Treasurer, or in case of his absence or inability to act, the assistant treasurer shall perform the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

                  Section 9. Other Officers. Such other officers as are
                  -------------------------
appointed shall exercise such duties and have such powers as the Board of Directors may assign.

                  Section 10. Transfer of Authority. In case of the absence of
                  ---------------------------------
any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director

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
or employee of the Corporation, provided that a majority of the entire Board of Directors approves.

                  Section 11. Resignation and Removal. Unless otherwise provided
                  -----------------------------------
in any contract with the Corporation, any officer may resign or be removed at any time. Any officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective. The Board of Directors may remove any officer at any time with or without cause.

                  Section 12. Vacancies. A vacancy occurring in any office may
                  ---------------------
be filled for the unexpired portion of the term of office by action of the Board of Directors.

                  Section 13. Compensation. The officers of the Corporation,
                  ------------------------
except the Chairman of the Board, shall receive such compensation as shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer or officers the power to fix the compensation of any officer except the President, Secretary and Treasurer. No officer shall be prohibited from receiving such salary by reason of the fact that he is also a director of the Company.

                        ARTICLE V: CONFLICTS OF INTEREST
                        --------------------------------

                  The Corporation may, in accordance with Sections 33-781 through 33-784 of the Act, as amended from time to time, or any successor statute, enter into one or more "director's conflicting interest transactions" as such term is defined in the Act.

                            ARTICLE VI: CAPITAL STOCK
                            -------------------------

                  Section 1. Consideration and Payment. The capital stock may be
                  ------------------------------------
issued for such consideration as may be fixed from time to time by the Board of Directors. Such consideration may consist of any tangible or intangible property or benefit to the Corporation, payment of which may be made, in whole or in part, in cash, promissory notes, services performed or contracts for services to be performed for the benefit of the Corporation, or other securities of the Corporation. Before the issuance of any shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of any shares relates to whether such shares are validly issued, fully paid and nonassessable. No certificate shall be issued for any shares until such shares are fully paid.

                  Section 2. Certificates Representing Shares. The shares of the
                  -------------------------------------------
Corporation, when fully paid, shall be evidenced by certificates signed either manually or in facsimile by any two officers of the Corporation and may (but need not) be sealed with the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall at a minimum state on its face (a) the name of the Corporation and that the Corporation is organized under the laws of the State of Connecticut; (b) the name of the person to whom such certificate is issued; and (c) the number and class of shares which such certificate represents. In case any officer who has signed a share certificate shall have ceased to be such officer before such certificate is issued, such certificate is nevertheless valid.

                  Upon each such certificate shall appear the legends required by the Stockholders Agreement, if any, and such other legends as may be required by law or by any contract or agreement to which the Corporation is a party.

                  Section 2 - Lost Certificates. Whenever a person shall request
                  -----------------------------
the issuance of a certificate of stock to replace a certificate alleged to have been lost by theft, destruction or otherwise, the Board of Directors shall require that such person make an affidavit to the fact of such loss before the Board of Directors shall authorize the requested issuance. Before issuing a new certificate, the Board of Directors may also require a bond of indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost.

                  Section 3 - Transfer of Stock. The Corporation or its transfer
                  -----------------------------
agent shall register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with any applicable tax law relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by law, by the Certificate of Incorporation or a by-law of the Corporation or by the Stockholders Agreement or any other agreement to which the Corporation is a party.

                           ARTICLE VII: DISTRIBUTIONS
                           --------------------------

                  The Board of Directors may authorize and the Corporation may make distributions to its stockholders subject to any restrictions contained in the Certificate of Incorporation. No distribution may be made if, after giving it effect: (1) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (2) the Corporation's total assets would be less than the sum of its total liabilities plus, unless the Certificate of Incorporation permits otherwise, the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base a determination that such a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

                            ARTICLE VIII: FISCAL YEAR
                            -------------------------

                  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                           ARTICLE IX: INDEMNIFICATION
                           ---------------------------

                  To the extent and in the manner permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation or (at the request of the Corporation) of any other corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

                  The right of indemnification provided for by this Article IX shall not be deemed exclusive of any other rights to which any director or officer as aforesaid may otherwise be entitled by reason of law, an insurance policy or other contract.

                         ARTICLE X: AMENDMENT OF BYLAWS
                         ------------------------------

                  These Bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the stock entitled to vote thereon at any meeting of stockholders or by the affirmative vote of directors holding a majority of the directorships at any meeting of directors to the extent permitted by law or unless (1) the Certificate of Incorporation reserves this power exclusively to the stockholders in whole or part; or (2) the stockholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal such bylaw.